                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                 TOUCH-IT, INC.

        The following provisions of the Articles of Incorporation of Touch-It, Inc., a Utah corporation, ("Corporation") filed on April 15, 1992, and amended on August 26, 1994 be and they hereby are amended in the following particulars:

        Article I be, and it hereby is amended to read as follows:

                                   ARTICLE I
                                 CORPORATE NAME

        1.1 The name of the Corporation shall be GLOBAL CYBER SPORTS.COM, INC.

        The foregoing amendment was adopted by the Stockholders and Directors of the Corporation on the 26th day of February, 1999.

        IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed these Articles of Amendment this 26th day of February, 1999.

                                         TOUCH-IT, INC.


                                         By: /s/ PAUL C. WAKEFIELD
                                            ----------------------------------
                                               Paul C. Wakefield, President

                                             /s/ DEBORAH K. HAUSMAN
                                            ----------------------------------
                                               Deborah K. Hausman, Secretary


STATE OF FLORIDA)
COUNTY OF BROWARD)

        Before me, the undersigned authority, personally appeared PAUL C. WAKEFIELD and DEBORAH K. HAUSMAN, as President and Secretary, respectively, of TOUCH-IT, INC.,INC., whose identities were established by: personally known to me/Florida Drivers License Nos. H 255-171-60-9280 Fl. 11599842 Utah, respectively, and who did/did not take an oath, this. 26th day of February, 1999.

                                 [SIG]
                                 -----------------------------------------------
                                 Notary Public, State of Florida at Large



My Commission expires:


                              [NOTARY PUBLIC STATE OF FLORIDA SEAL]
                              ---------------------------------------------
                                            CREEDENCE GONZALEZ
                                        MY COMMISSION # CC 654507
                                          EXPIRES: June 10, 2001
                                  Bonded Thru Notary Public Underwriters
                              ---------------------------------------------